Exhibit 10.6

AGREEMENT

This Agreement is made on this             .

BETWEEN

                    , a Company incorporated under the Companies Act, 1956 and having its Registered Office at                     , represented by its                      Mr.                      (herein after referred to as the “Company”) which expression shall mean and include, successors, assigns, attorney of the said company of the First Part;

AND

Mr.                      aged about          years residing at                     , (herein after referred to as “Director”) of the Other Part.

WHEREAS the Board of Directors of the Company on the                      appointed Mr.                      as the Director of the company with effect from                     .

NOW THEREFORE IT IS HEREBY AGREED BY AND BETWEEN THE PARTIES HERETO AS FOLLOWS:

APPOINTMENT:

The Board of Directors hereby appoints Mr.                      as the Director of the Company effective                      till the                     .

POWERS:

Subject to the superintendence, control and direction of the Board of Directors of the Company, Mr.                      as the Director shall have the general power to conduct and manage the whole of the business affairs of the Company except in the matters which may be specifically required to be done by the Board either by the Companies Act, 1956 or by the Articles of Association of the Company and                      as the Director, shall also exercise and perform such powers and duties as the Board of Directors of the Company (hereinafter called the “Board”) may from time to time determine and shall also do and perform all other acts, things and deed which in the ordinary course of business he may consider necessary in the interest of the Company.

DUTIES:

That the Director shall, unless prevented by ill-health or disability throughout the said term, devote adequate time and attention and abilities to the business of the Company, and in all respect conform to and comply with the directions given and regulations made by the Board and he shall well and faithfully serve the Company and use his best endeavor to promote the interest of the Company.

That the Director shall during the continuance of this agreement, faithfully and diligently serve the Company and shall perform the duties and subject to the provisions of section 292 of the Companies Act, 1956, exercise the powers which from time to time may be assigned to or vested in him by the Board and shall devote his whole time, attention and ability to such service and shall at all times obey and comply with the lawful orders from time to time of the Board and shall in all respect conform to and comply with the directions and regulations made and given by the Board in relation to the business or trade of the Company and to the best of his skills and ability serve and promote the interest of the Company and shall not at any time except in the case of illness and/or unavoidable circumstances or in accordance of the provisions of rules of the Company, absent himself from the services of the Company without the consent of the Board.

The Director shall, subject to the Superintendence, Control and Direction of the Board Manage, Conduct and devote his whole time to the business and affairs of the Company.

CONFIDENTIALITY:

That the Director during the terms of this agreement hereunder shall not without the consent of the Board divulge or disclose to any person, firm or company any of the secrets, concerns, affairs, information of or concerning the business of the Company, whether acquired in the course of or as incidental to his employment hereunder or otherwise.

That the Director shall forthwith communicate to the Company and transfer to it the exclusive benefit of all inventions, improved processes of manufacture or development of software, secret material, which he may make or discover during the continuance of this agreement, relating to any trade or business of the Company and will give full information as to the exact mode of working and using the same and also all such explanations and instructions to the officers and workmen of the Company as may be necessary to enable them to effectively work and will at the expense of the Company furnish it with all necessary plans, drawing and models.

VALIDITY:

Mr.                      shall hold the said office till                      commencing on and from the                     .

PRIVILEGES:

Subject to the limits of 5% and 10% of the net profits as the case may be, as laid down in sub-section (3) section 309 of the Companies Act, 1956 and the overall limits of 11% of the net profits, as laid down in sub-section (1) of section 198 of the Companies Act, 1956 and further subject to the approval of the Central Government, if any in terms of sections 198, 269, 309, 310 and 311 of the Companies Act, 1956, the Company shall, in consideration of his services to the Company, pay to the Director during the continuance of this agreement the following remuneration.

a)	Salary:

At the rate of Rs.             per month from              with an increase of up to a maximum of             % annually.

b)	Perquisites:

In addition to the above, the Director shall be entitled to perquisites as per company rules. The Director shall also be eligible to :

Company’s Contribution

➢	Towards Provident Fund : As per Company rules

➢	Towards Superannuation
Fund/ Annuity Fund : As per Company rules

Contribution to Provident Fund, Superannuation Fund or Annuity Fund will not be included in the computation of the ceiling of perquisites to the extent these either singly or put together are not taxable under the Income Tax Act, 1961.

➢	Gratuity: as per rules of the Company, payable in accordance with the approved fund at the rate of 15 days salary for each completed year of service in excess of six months shall re reckoned as completed year of service.

➢	Encashment of Leave on retirement: The Director shall be entitled to encashment of leave at the time of retirement or his tenure that may be lying to his credit. The amount of leave salary to be encashed shall be calculated on the basis of last pay drawn. This will not be included in calculation of ceiling of perquisites.

➢	Conveyance: Use of Company’s car with driver for official purposes shall not be considered as perquisite.

➢	Telephone: Use of telephone at residence. Use of telephone for official purposes shall not be considered as perquisites.

➢	Variable Incentive Plan: As may be determined by the remuneration/Compensation committee.

The value of the perquisites to be valued as per Income Tax Rules, wherever applicable, and at costs. In addition to the above perquisites, the Board of Directors may grant other perquisites to Mr.                     , Director from time to time as they may deem fit within the above mentioned overall ceiling.

Minimum Remuneration:

Notwithstanding anything herein above contained, in the event of absence of any profits or inadequacy thereof during any Financial Year, the Director may be paid remuneration by way of Salary, Allowances and Perquisites not exceeding the maximum limits prescribed under Schedule-XIII of the Companies Act, 1956 or any Statutory modification thereof.

SITTING FEE:

The Director shall not be paid any sitting fees for attending meetings of the Board or any Committee appointed by the Board.

NOTICE:

Any notice or demand which under the terms of this Agreement must or may be made or given, shall be in legible form and shall be given or made by facsimile message or by registered mail addressed to the respective parties as follows:

If to                     , addressed to it at the address set forth herein below:

Attn:

If to the Director, addressed to it at the address set forth herein below:

Such notices or demands shall be deemed to have been given or made by facsimile message at the time of dispatch and in the case of a notice or demand sent by post, on the seventh day after the same is put in the post, postage prepaid, and in proving such service it shall be sufficient to prove that the same was properly addressed and sent by registered post. Either party may change its address for service by giving written notice to the other.

TERMINATION:

The Agreement can be terminated either by the Director or the Company, by one party giving to the other a notice of period not less than six calendar months, in writing or by payment of a sum equivalent of remuneration for the notice period or part thereof in case of shorter notice or on such other terms and conditions as may be mutually agreed by the parties.

That should the Director at any time commit any misconduct or breach of any term of this agreement the Company shall be entitled to dismiss him forthwith and the Company shall not under such circumstances be liable to give any notice as contemplated herein above. It is further agreed and understood that this shall be without prejudice to any other right or remedy which may be open or available to the Company.

IN WITNESS WHEREOF THE PARTIES HERETO HAVE EXECUTED THIS AGREEMENT ON THE DAY, MONTH AND YEAR MENTIONED FIRST ABOVE.

DIRECTOR

Name:	Name:
Title: